Exhibit 10.28

English Translation

Movable Property Pledge Contract

Contract No.: 2007 Nian Ning Shang Yin Zhong 01 Zhi Zi No. 3

Signing date: February 5, 2007

Contents

Article 1 Party A’s Representations and Warranties

Article 2 Kind and Amount of Principal Claim Secured

Article 3 Time Limit for the Borrower under the Master Contract to Perform its Debts

Article 4 Scope of Guaranty of Pledge

Article 5 Pledged Properties

Article 6 Handover of Pledged Properties

Article 7 Realization of Right of Pledge

Article 8 Custody and Depositing

Article 9 Insurance

Article 10 Party A’s Rights and Obligations

Article 11 Party B’s Rights and Obligations

Article 12 Defaulting Liability

Article 13 Effectiveness, Change, Termination and Expiry of the Contract

Article 14 Settlement of Disputes

Article 15 Other Provisions

Article 16 Annexes

Article 17 Supplementary Provisions

Pledgor (Party A): CEEG (Nanjing) PV-Tech Co., Ltd.

Domicile (address): 123 West Focheng Road

Legal representative: Lu Tingxiu

Pledgee (Party B): Huaqiao Road Branch, Nanjing Commercial Bank

Domicile (address): 26 Huaqiao Road

Legal representative (responsible person): Ren Pei

In order to ensure that the Borrower’s (as defined below) obligations under the Ning Shang Yin Zhong 01 Dai Zi (2007) No. 3 Loan Contract (hereinafter referred to as the “Master Contract”) signed by and between CEEG (Nanjing) PV-Tech Co., Ltd. (the “Borrower”) and Party B (the “Lender”) on and as of February 5, 2007 are effectively performed, Party A is willing to provide guaranty of pledge to Party B. In accordance with the Contract Law of the People’s Republic of China, Guaranty Law of the People’s Republic of China and other relevant laws and regulations, Party A and Party B, abiding by the principle of equality and through negotiations, hereby enter into this Contract in order to define their respective rights and obligations.

Article 1 Party A’s Representations and Warranties

1.1 Party A is the full, valid and lawful owner of the pledged properties under this Contract or an operation and management entity authorized by the state and the pledged properties are free from ownership or management right disputes.

1.2 Party A fully knows the purpose of the loan for the Borrower under the Master Contract. The rendering of guaranty of pledge by Party A for the Borrower under the Master Contract is of its own accord and all declarations of intention under this Contract are true.

1.3 The pledged properties under this Contract can be pledged without any restriction in accordance with law.

1.4 Party A has made an adequate and reasonable description of the defects of the pledged properties under this Contract.

1.5 No disposal such as mortgage, donation or transfer has been set for the pledged properties under this Contract before this Contract is signed.

Article 2 Kind and Amount of Principal Claim Secured

2.1 The principal claim secured under this Contract is the loan granted by Party B according to the Master Contract, with an amount of RMB sixty million.

Article 3 Time Limit for the Borrower under the Master Contract to Perform its Debts

3.1 The time limit for the Borrower under the Master Contract to perform its debts is from February 7, 2007 to February 6, 2008. Any change, if any, is subject to the Mater Contract.

Article 4 Scope of Guaranty of Pledge

4.1 The scope of Party A’s guaranty of pledge includes: all the principals, interest, penalty interest, compound interest, liquidated damages, compensation, custody expenses, expenses from realization of right of pledge and all other expenses payable of the loan under the Master Contract.

Article 5 Pledged Properties

5.1 The information on the pledged properties is set forth in the List of Pledged Properties.

5.2 The provision on the value of the pledged properties in the List of Pledged Properties is not used as the valuation basis for the disposal of the pledged properties by Party B and does not constitute any limitation on Party B’s exercise of its right of pledge.

Article 6 Handover of Pledged Properties

6.1 The pledged properties under this Contract shall be delivered to Party B before February 5, 2007 and Party A shall pay a lump-sum custody fee to Party B at a (daily, monthly or annual) rate of RMB             . Party B shall inspect and accept the pledged properties according to Article 5.1 hereof and issue the pledge receipt to Party A.

6.2 The ownership certificate, invoice and other relevant materials of the pledged properties under this Contract will be kept by Party B after being confirmed and sealed by Party A and Party B.

6.3 When the Borrower under the Master Contract performs its debts upon expiry of debt performance term or Party A liquidates the claim secured in advance, Party B shall timely return the pledged properties to Party A.

Article 7 Realization of Right of Pledge

7.1 Where debts are not repaid when principal debt performance term expires or Party B declares that debts are due in advance, Party B is entitled to, through negotiations with Party A, convert the pledged properties into money to cover the outstanding debts of the Borrower under the Master Contract, or auction or sell the pledged properties and be first compensated with the proceeds from such disposal.

7.2 When Party B disposes of the pledged properties according to the provisions of this Contract, Party A shall render its coordination and not set any barrier.

Article 8 Custody and Depositing

8.1 If Party B is not able to put the pledged properties under good custody, thus resulting in the loss of or damage to the pledged properties, Party A may request Party B to place the pledged properties in escrow, with expenses to be borne by Party A.

8.2 If it is possible that the pledged properties provided by Party A is to be damaged or devaluated considerably, to the extent to jeopardize Party B’s rights, and Party A refuses to provide a corresponding guaranty, Party B is entitled to auction or sell the pledged properties to realize all the claims secured under the Master Contract with the proceeds from such disposal in advance, or have the proceeds deposited with a third party as agreed upon by both parties, with the depositing expenses to be borne by Party A.

Article 9 Insurance

9.1 Within 15 days after this Contract is signed, Party A shall cover the basic insurance and additional theft insurance of property insurance of the pledged properties with relevant insurance institution. The term of insurance shall not be shorter than the expiry date of the principal debts and the amount of insurance shall not be lower than the principal and interest of the loan under the Master Contract.

9.2 Party A shall expressly indicate in the insurance policy: when an insured accident occurs, Party B shall be the first beneficiary. The insurance policy shall not contain clauses limiting Party B’s rights and interests.

9.3 Within the valid term of this Contract, Party A shall not interrupt or withdraw insurance for whatever reason. In case of insurance interruption, Party B is entitled to cover insurance on behalf of Party A, with any and all expenses arising therefrom to be borne by Party A.

9.4 Once an insured accident occurs to the pledged properties within the valid term of this Contract, the insurance benefit shall be deposited into the account designated by Party B so as to guarantee the performance of principal claims.

Article 10 Party A’s Rights and Obligations

10.1 Should any of the following situations occur with Party A, Party A shall give a written notice to Party B:

10.1.1 Party A’s operation mechanism changes, e.g. contracting, lease, pooling, merger, division, joint-stock reorganization or establishment of an equity joint venture or a contractual joint venture with foreign party;

10.1.2 Party A’s business scope, registered capital or equity changes;

10.1.3 Party A is involved in any significant economic dispute;

10.1.4 An ownership dispute occurs to the pledged properties;

10.1.5 Party A goes bankrupt, is wound up or dissolved or its business is stopped for internal rectification or its business license is revoked;

10.1.6 Party A’s domicile, telephone number, legal representative, etc. change.

10.2 In case the situations as set forth in Articles 10.1.1 and 10.1.2 occur with Party A, Party A shall inform Party B no later than 30 days in advance; in case the other situations in Article 10.1 hereof occur with Party A, Party A shall inform Party B within 5 days thereafter.

10.3 Within the valid term of this Contract, Party A shall not donate, transfer or re-mortgage the pledged properties under this Contract.

10.4 Party A shall bear the relevant expenses under this Contract, including but not limited to expenses for lawyer’s service, property insurance, appraisal, valuation, registration, transfer, custody and litigation.

10.5 The insurance benefit from the damage to or loss of the pledged properties shall be deposited into the account designated by Party B so as to guarantee the performance of principal claims.

10.6 Where the pledged properties cause damages to Party B or any third person for the reasons of any party other than Party B, Party A shall be liable for compensation.

10.7 When Party B’s right of pledge is infringed upon or likely to be infringed upon by any third party, Party A is obligated to inform Party B and indemnify Party B from and against such infringement.

10.8 Where Party B and the Borrower under the Master Contract agree to change the Master Contract, Party A’s consent may not be obtained, unless the change involves the extension of time limit or increase the amount of the loan. Party A still undertakes the guaranty responsibility within the scope of guaranty as set forth in this Contract.

10.9 After this Contract becomes effective, where Party B transfers the principal claim to any third person in accordance with law, Party A still undertakes the guaranty responsibility within the original scope of guaranty of pledge.

10.10 After the Borrower under the Master Contract pays up all its debts under the Master Contract, Party A will not undertake the guaranty responsibility.

Article 11 Party B’s Rights and Obligations

11.1 Should any of the following situations occur, Party B is entitled to dispose of the pledged properties in advance and be first compensated with the proceeds resulting therefrom:

11.1.1 The Master Contract is terminated according to its provisions or the stipulations of laws;

11.1.2 The loan is recalled in advance on the basis of the other circumstances as specified in the Master Contract. The claim under the Master Contract fails to be realized or fully realized.

11.2 Party B is entitled to request Party A to assist in avoiding right of pledge from being infringed upon by any third party.

11.3 Party B is entitled to obtain the fruits from the pledged properties.

11.4 Party B is obliged to put the pledged properties under good custody.

11.5 Within the valid term of this Contract, when Party B transfers the principal claim in accordance with law, it shall inform Party A in time.

11.6 After the proceeds from disposal of the pledged properties under this Contract are used to compensate all debts within the scope of guaranty of pledge under this Contract, the remaining portion, if any, shall be refunded to Party A.

Article 12 Defaulting Liability

12.1 Where Party A makes false representations and warranties in Article 1 hereof, thus causing losses to Party B, Party A shall make compensations to Party B.

12.2 After this Contract becomes effective, Party A and Party B shall fully perform the obligations under this Contract. Should either party not perform all or part of the obligations under this Contract, it shall bear the corresponding defaulting liability and compensate the losses thus incurred to the other party.

12.3 Where Party A’s fault invalidates this Contract, Party A shall compensate all losses of Party B within the scope of guaranty of pledge.

Article 13 Effectiveness, Change, Termination and Expiry of the Contract

13.1 This Contract is formed after it is signed and sealed by Party A and Party B and becomes effective when the pledged properties are handed over to Party B.

13.2 The valid term of this Contract: from the effective date of this Contract until all principals, interest, penalty interest, compound interest, liquidated damages, compensation, expenses from realization of claim and all other expenses payable of the loan under the Master Contract are paid up.

13.3 This Contract is independent of the Master Contract and shall not be invalidated due to the invalidation of the Master Contract. Should the Master Contract be null and void, Party A shall still bear its responsibility for guaranty of pledge under this Contract.

13.4 After this Contract becomes effective, neither party shall change or terminate this Contract. If change or termination is indeed required, both parties shall reach a written agreement through negotiations. This Contract shall remain valid before such written agreement is reached.

Article 14 Settlement of Disputes

14.1 Any dispute arising from or out of the performance of this Contract shall first be settled by Party A and Party B through negotiations. In case no settlement can be reached, such dispute shall be settled through the way as set forth in Item 14.1.2 below.

14.1.1 Submit the dispute to              for arbitration;

14.1.2 Bring a lawsuit with the court where Party B is domiciled.

Article 15 Other Provisions

15.1                     .

15.2                     .

15.3                     .

Article 16 Annexes

16.1 The annexes attached hereto are an integral part of this Contract and have the same legal effect as this Contract.

16.2 The annexes to this Contract include:

Annex 1: List of Pledged Properties

Annex 2:

Article 17 Supplementary Provisions

17.1 This Contract is executed in two originals, with each party hereto holding one original. Two originals have the same legal effect.

Party A (seal): CEEG (Nanjing) PV-Tech Co., Ltd.		Party B (seal): Huaqiao Road Branch, Nanjing Commercial Bank

Legal representative (or proxy):	Lu Tingxiu (Seal)	Legal representative (or proxy):	/s/ Ren Pei

Date: February 5, 2007		Date: February 5, 2007